Exhibit 99.10

REPO TERMINATION AND IRREVOCABLE INSTRUCTION AGREEMENT
This Repo Termination and Irrevocable Instruction Agreement (this “Agreement”) is made and entered into as of February 13, 2019 between M Capital Group Investors II, LLC (“M Capital II”), Cactus Holding Company, LLC (“Cactus I”), Cactus Holding Company II, LLC (“Cactus II”), Cactus Holding Company III, LLC (“Cactus III”), Jerry Moyes, Vickie Moyes, the Jerry and Vickie Moyes Family Trust, Citibank, N.A. (“Citibank”), Citigroup Global Markets Inc. (“CGMI”) and Citigroup Global Markets Limited (“CGML”), represented by CGMI as its agent.
RECITALS
WHEREAS, Citibank and M Capital II have entered into a master terms and conditions for prepaid variable share forward transactions, dated as of October 29, 2013 (as amended, modified or supplemented from time to time, the “Citibank M Capital II Master Confirmation”) and the Sixth Amended and Restated Transaction 1 Supplemental Confirmation, dated as of May 21, 2018 (the “Citibank M Capital II Sixth A&R Transaction 1 Supplemental Confirmation” and, together with the Citibank M Capital II Master Confirmation, the “Citibank M Capital II Confirmation”).
WHEREAS, CGMI and M Capital II have entered into a master terms and conditions for prepaid variable share forward transactions, dated as of May 18, 2016 (as amended, modified or supplemented from time to time, the “CGMI M Capital II Master Confirmation”) and the Third Amended and Restated Transaction 1 Supplemental Confirmation, dated as of May 21, 2018 (the “CGMI M Capital II Third A&R Transaction 1 Supplemental Confirmation” and, together with the CGMI M Capital II Master Confirmation, the “CGMI M Capital II Confirmation”).
WHEREAS, CGMI and Cactus I have entered into a master terms and conditions for prepaid variable share forward transactions, dated as of October 30, 2015 (as amended, modified or supplemented from time to time, the “Cactus I Master Confirmation”), the Fourth Amended and Restated Supplemental Confirmation, dated as of May 21, 2018 (the “Cactus I Fourth A&R Supplemental Confirmation”) and the Third Amended and Restated May 2016 Supplemental Confirmation, dated as of May 21, 2018 (the “Cactus I Third A&R May 2016 Supplemental Confirmation” and, together with the Cactus I Fourth A&R Supplemental Confirmation and the Cactus I Master Confirmation, the “Cactus I Confirmation”).
WHEREAS, Cactus II and CGML, represented by CGMI as its agent, have entered into a Securities Sale and Repurchase Agreement, dated as of May 30, 2014, as amended by the Amended & Restated Swift Transportation Company Prepaid Variable Share Forward Commitment Letter, Waiver and Amendment Agreement, dated as of October 7, 2015, between Cactus II, CGML, represented by CGMI as agent, Jerry C. Moyes, Cactus Holding Company, LLC, M Capital Group Investors II, LLC and Citibank, as amended by the Amendment to Repurchase Agreement, dated as of May 18, 2016, between Cactus II and CGML, represented by CGMI as agent, as amended by the Second Amendment to Repurchase Agreement, dated as of July 27, 2016, between Cactus II and CGML, represented by CGMI as agent, as amended by the Third Amendment to Repurchase Agreement, dated as of November 18, 2016, between Cactus II and CGML, represented by CGMI as agent, as amended by the Fourth Amendment to Repurchase Agreement, dated as of November 16, 2017, between Cactus II and CGML, represented by CGMI as agent, as amended by the Fifth Amendment to Repurchase Agreement, dated as of May 21, 2018, between Cactus II and CGML, represented by CGMI as agent, and as amended by the Sixth Amendment to Repurchase Agreement, dated as of December 21, 2018, between Cactus II and CGML, represented by CGMI as agent (as so amended, the “Repurchase Agreement”).
WHEREAS, Citibank and M Capital II intend to amend and restate the Citibank M Capital II Sixth A&R Transaction 1 Supplemental Confirmation by entry into the Seventh Amended and Restated Transaction 1 Supplemental Confirmation, dated as of the date hereof, between Citibank and M Capital II (the “Citibank M Capital II Seventh A&R Transaction 1 Supplemental Confirmation”).
WHEREAS, CGMI and M Capital II intend to amend and restate the CGMI M Capital II Third A&R Transaction 1 Supplemental Confirmation by entry into the Fourth Amended and Restated Transaction 1 Supplemental Confirmation, dated as of the date hereof, between CGMI and M Capital II (the “CGMI M Capital II Fourth A&R Transaction 1 Supplemental Confirmation”).

WHEREAS, CGMI and Cactus I intend to amend and restate (i) the Cactus I Fourth A&R Supplemental Confirmation by entry into the Fifth Amended and Restated Transaction 1 Supplemental Confirmation, dated as of the date hereof, between CGMI and Cactus I (the “Cactus I Fifth A&R Supplemental Confirmation”) and (ii) the Cactus I Third A&R May 2016 Supplemental Confirmation by entry into the Fourth Amended and Restated May 2016 Supplemental Confirmation (the “Cactus I Fourth A&R May 2016 Supplemental Confirmation”).
WHEREAS, Cactus II and CGML, represented by CGMI as its agent, intend to terminate in full the Repurchase Agreement, upon payment of the Repurchase Agreement Termination Amount (as defined below).
WHEREAS, Cactus I and CGMI intend to enter into a new transaction by entry into the February 2019 Supplemental Confirmation, dated as of the date hereof, between CGMI and Cactus I (the “Cactus I February 2019 Supplemental Confirmation”).
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.            Definitions.
(a)           Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Citibank M Capital II Confirmation. As used in this Agreement, the following terms have the meanings set forth below:
“Cactus I Collateral” means the “Collateral” (as defined in the Cactus I Pledge Agreement).
“Cactus I Collateral Account” means the “Collateral Account” (as defined in the Cactus I Pledge Agreement).
“Cactus I Extension Deficiency Amount” means the amount, if any, by which (a) the sum of (i) the Cactus I Fourth Extension Payment Amount and (ii) the Cactus I Fifth Extension Payment Amount exceeds (b) the aggregate amounts applied by CGMI pursuant to Section 4(a)(ii) and (iii) below.
“Cactus I February 2019 Prepayment” means the “Prepayment Amount” (as defined in the Cactus I February 2019 Supplemental Confirmation).
“Cactus I Fifth Extension Payment Amount” means the “Counterparty Fifth Amendment Payment Amount” (as defined in the Cactus I Fifth A&R Supplemental Confirmation).
“Cactus I Fourth Extension Payment Amount” means the “Counterparty Fourth Amendment Payment Amount” (as defined in the Cactus I Fourth A&R May 2016 Supplemental Confirmation).
“Cactus I Pledge Agreement” means the “Pledge Agreement” (as defined in the Cactus I Master Confirmation).
“Cactus II Deficiency Amount” means the amount, if any, by which (a) the Repurchase Agreement Termination Amount exceeds (b) the amount applied by CGMI pursuant to Section 4(a)(i) below.
“Cactus III Member” means each of Jerry Moyes, Vickie Moyes and the Jerry and Vickie Moyes Family Trust.

“CGMI M Capital II Extension Deficiency Amount” means the amount, if any, by which (a) the CGMI M Capital II Fourth Extension Payment Amount exceeds (b) the amount applied by CGMI pursuant to Section 4(a)(iv) below.
“CGMI M Capital II Fourth Extension Payment Amount” means the “Counterparty Fourth Amendment Payment Amount” (as defined in the CGMI M Capital II Fourth A&R Transaction 1 Supplemental Confirmation).
“Citibank M Capital II Extension Deficiency Amount” means the amount, if any, by which (a) the Citibank M Capital II Seventh Extension Payment Amount exceeds (b) the amount paid by CGMI and applied by Citibank pursuant to Section 4(a)(v) below.
“Citibank M Capital II Seventh Extension Payment Amount” means the “Counterparty Seventh Amendment Payment Amount” (as defined in the Citibank M Capital II Seventh A&R Transaction 1 Supplemental Confirmation).
“Extension Payment Date” means the Currency Business Day immediately following the date all of the Cactus I February 2019 Prepayment, the Cactus I Fifth Extension Payment Amount, the Cactus I Fourth Extension Payment Amount, the CGMI M Capital II Fourth Extension Payment Amount and the Citibank M Capital II Seventh Extension Payment Amount has been determined by CGMI and Citibank, as applicable.
“Net Deficiency Amount” means the aggregate of the Cactus II Deficiency Amount, the Cactus I Extension Deficiency Amount, the CGMI M Capital II Extension Deficiency Amount, and the Citibank M Capital II Extension Deficiency Amount, which aggregate amount shall be equal to the excess of the Total Deficiency Amount over the Initial Payment Amount.
 “Repurchase Agreement Termination Amount” means, as of any date, an amount in USD equal to the “Repurchase Price” (as defined in the Repurchase Agreement) as of such date.
“Total Deficiency Amount” means the amount determined using the table set forth in Schedule A to this Agreement.
Section 2.            Termination of Repurchase Agreement.
(a)                    On the date hereof, Cactus II shall pay CGML USD 21,000,000 (the “Initial Payment Amount”) as Valuation Additional Assets pursuant to Section 4.2(a) of the Repurchase Agreement.  Cactus I shall not be entitled to draw additional amounts under the Repurchase Agreement pursuant to Section 4.2(b) thereof or otherwise.
(b)                    Cactus II and CGML agree that the Repurchase Agreement and the transactions thereunder are being terminated in full and the amount payable by Cactus II to CGML in respect of such termination (following payment of the amount referenced in Section 2(a) above) is the Repurchase Agreement Termination Amount and the number of Shares deliverable by CGML to Cactus II in respect of such termination (the “Repurchase Agreement Termination Shares”) is 3,331,003 Shares.
(c)                    Promptly following the establishment of the Extension Payment Date, CGML shall notify Cactus II and CGMI of the Repurchase Agreement Termination Amount as of such Extension Payment Date.
(d)                    Cactus II shall cause the payment of the Repurchase Agreement Termination Amount to CGML on the Extension Payment Date pursuant to Section 4 below.
(e)                    Upon receipt of the Repurchase Agreement Termination Amount, CGML shall cause the delivery of the Repurchase Agreement Termination Shares to Cactus I by delivering such Repurchase Agreement Termination Shares to the Cactus I Collateral Account as additional Cactus I Collateral under and in accordance with the terms of the Cactus I Pledge Agreement.  For the avoidance of doubt, the following statement in Section 4(c) of the Cactus I Pledge Agreement shall not apply to the Repurchase Agreement Termination Shares at the time they are delivered by CGML in accordance with this Section 2(e): “The Pledgor’s holding period for the Pledged Securities, determined as provided in Rule 144 under the Securities Act, commenced more than one year prior to the date of this Agreement.”

(f)                    Except with respect to the payment referenced in Section 2(a) above, the payment of the Repurchase Agreement Termination Amount and delivery of the Repurchase Agreement Termination Shares as provided in this Agreement, neither CGML nor Cactus II shall have any further obligations to the other in respect of the Repurchase Agreement, and each of CGML and Cactus II hereby irrevocably and unconditionally waives, releases and discharges any claim it may have against the other with respect to the Repurchase Agreement following satisfaction of the foregoing, except any indemnities relating thereto.
Section 3.            Extension Payments.
(a)                    Cactus I shall cause the payment of the Cactus I Fourth Extension Payment Amount and the Cactus I Fifth Extension Payment Amount to CGMI on the Extension Payment Date pursuant to Section 4 below.
(b)                    M Capital II shall cause the payment of (i) the CGMI M Capital II Fourth Extension Payment Amount to CGMI and (ii) the Citibank M Capital II Seventh Extension Payment Amount to Citibank, in each case on the Extension Payment Date pursuant to Section 4 below.
Section 4.            Irrevocable Instructions under the Cactus I February 2019 Supplemental Confirmation and Deficiency Payments.
(a)                    Cactus I hereby irrevocably instructs CGMI to pay and allocate the Cactus I February 2019 Prepayment as follows on the Extension Payment Date:
(i)          First, paid to CGML to be applied to Cactus II’s obligation to pay the Repurchase Agreement Termination Amount pursuant to Section 2(d) above;
(ii)          Second, any remainder applied by CGMI against Cactus I’s obligation to pay the Cactus I Fourth Extension Payment Amount pursuant to Section 3(a) above;
(iii)          Third, any remainder applied by CGMI against Cactus I’s obligation to pay the Cactus I Fifth Extension Payment Amount pursuant to Section 3(a) above;
(iv)          Fourth, any remainder applied by CGMI against M Capital II’s obligation to pay the CGMI M Capital II Fourth Extension Payment Amount pursuant to Section 3(b) above;
(v)          Fifth, any remainder paid to Citibank to be applied by Citibank to M Capital II’s obligation to pay the Citibank M Capital II Seventh Extension Payment Amount pursuant to Section 3(b) above; and
(vi)          Sixth, any remainder (which, for the avoidance of doubt, shall be equal to the excess, if any, of the Initial Payment Amount over the Total Deficiency Amount) paid to Cactus I in accordance with the wire instructions provided by Cactus I.
(b)                    Promptly following the establishment of the Extension Payment Date, CGMI and Citibank shall notify Cactus I and M Capital II of (i) the Total Deficiency Amount, (ii) the Net Deficiency Amount, (iii) the portion of such Net Deficiency Amount (if any) Cactus I is required to pay to CGMI, (iv) the portion of such Net Deficiency Amount (if any) M Capital II is required to pay to CGMI, (v) the portion of such Net Deficiency Amount (if any) M Capital II is required to pay to Citibank and (vi) the portion of such Net Deficiency Amount (if any) Cactus II is required to pay to CGML.

(c)                    Cactus I, Cactus II and/or M Capital II, as applicable, shall pay CGMI, CGML and/or Citibank, as applicable, the amounts notified under (b) above. The parties acknowledge and agree that upon payment in full of the amounts referenced in (b) above, the Repurchase Agreement Termination Amount, the Cactus I Fourth Extension Payment Amount, the Cactus I Fifth Extension Payment Amount, the CGMI M Capital II Fourth Extension Payment Amount and the Citibank M Capital II Seventh Extension Payment Amount shall be deemed satisfied.
(d)                    Each of Cactus I, Cactus II, and Cactus III acknowledges and agrees that (i) CGMI’s payment of the Repurchase Agreement Termination Amount to CGML pursuant to clause (a) above shall be deemed to be a distribution from Cactus I to Cactus III and a contribution by Cactus III to Cactus II and (ii) CGML’s delivery of the Repurchase Agreement Termination Shares to Cactus I pursuant to Section 2(e) above shall be deemed to be a distribution from Cactus II to Cactus III and a contribution by Cactus III to Cactus I.
(e)                    Each of Cactus I, Cactus III, M Capital II and each Cactus III Member acknowledges and agrees that (i) CGMI’s application to the CGMI M Capital II Fourth Extension Payment Amount pursuant to clause (a)(iv) above and (ii) CGMI’s payment to Citibank and Citibank’s application to the Citibank M Capital II Seventh Extension Payment Amount to Citibank pursuant to clause (a)(v) above shall be deemed to be a distribution from Cactus I to Cactus III, a distribution by Cactus III to each Cactus III Member and an equity contribution by each Cactus III Member to M Capital II in exchange for Common Membership Interest B of M Capital II.
(f)                    The failure by Cactus I, Cactus II or M Capital II to pay in full the specified amounts pursuant to clause (c) above shall constitute an “Event of Default” under each of the Cactus I Master Confirmation, the Repurchase Agreement, the Citibank M Capital II Master Confirmation and the CGMI M Capital II Master Confirmation.
Section 5.            Representations.  Each party represents to the other that:
(a)                    Status.  It is duly organized and validly existing under the laws of the jurisdiction of its organization and, if relevant under such laws, in good standing;
(b)                    Powers.  It has the power to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;
(c)                    No Violation or Conflict.  Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
(d)                    Consents.  All governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
(e)                    Obligations Binding.  Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
Section 6.            Miscellaneous.
(a)                    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter terms.  Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extension, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by such agreements or contractual instruments.

(b)                    ALL ACTIONS, PROCEEDINGS OR COUNTERCLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK AND EACH PARTY AGREES THAT IT SHALL IN CONNECTION WITH ANY OF THE FOREGOING SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF, AND AGREES TO VENUE IN, SUCH COURT AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN.  EACH OF THE PARTIES HERETO ALSO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
(c)                    If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other.

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 SIGNATURES TO FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.
M CAPITAL GROUP INVESTORS II, LLC

By: JERRY AND VICKIE MOYES FAMILY TRUST, its Manager

By:	/s/ Jerry C. Moyes
Name: Jerry C. Moyes
Title: Co-Trustee of the Manager

By:	/s/ Vickie Moyes
Name: Vickie Moyes
Title: Co-Trustee of the Manager

CACTUS HOLDING COMPANY, LLC

By: JERRY AND VICKIE MOYES FAMILY TRUST, its Manager

By:	/s/ Jerry C. Moyes
Name: Jerry C. Moyes
Title: Co-Trustee of the Manager

By:	/s/ Vickie Moyes
Name: Vickie Moyes
Title: Co-Trustee of the Manager

CACTUS HOLDING COMPANY II, LLC

By: JERRY AND VICKIE MOYES FAMILY TRUST, its Manager

By:	/s/ Jerry C. Moyes
Name: Jerry C. Moyes
Title: Co-Trustee of the Manager

By:	/s/ Vickie Moyes
Name: Vickie Moyes
Title: Co-Trustee of the Manager

[Signature Page to Repo Termination and Irrevocable Instruction Agreement]

CACTUS HOLDING COMPANY III, LLC

By: JERRY AND VICKIE MOYES FAMILY TRUST, its Manager

By:	/s/ Jerry C. Moyes
Name: Jerry C. Moyes
Title: Co-Trustee of the Manager

By:	/s/ Vickie Moyes
Name: Vickie Moyes
Title: Co-Trustee of the Manager

JERRY C. MOYES, in his individual capacity and as co-trustee of the Jerry And Vickie Moyes Family Trust

VICKIE MOYES, in her individual capacity and as co-trustee of the Jerry And Vickie Moyes Family Trust

JERRY AND VICKIE MOYES FAMILY TRUST, as Member and manager

By:	/s/ Jerry C. Moyes
Name: Jerry C. Moyes
Title: Co-Trustee

By:	/s/ Vickie Moyes
Name: Vickie Moyes
Title: Co-Trustee

[Signature Page to Repo Termination and Irrevocable Instruction Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ James Heathcote
Authorized Signatory

CITIGROUP GLOBAL MARKETS INC., as agent for Citigroup Global Markets Limited

By:	/s/ James Heathcote
Authorized Signatory

CITIBANK, N.A.

By:	/s/ James Heathcote
Authorized Signatory

Reference Price (as defined in the Cactus I February 2019 Supplemental Confirmation)	Total Deficiency Amount
USD 29.00	USD 23,500,000
USD 30.00	USD 23,000,000
USD 31.00	USD 21,500,000
USD 32.00	USD 19,500,000
USD 33.00	USD 14,600,000

If the exact Reference Price is not set forth in the table and is between two Reference Prices on the table, the Total Deficiency Amount shall be determined by a straight-line interpolation, with reference to the next higher and next lower Reference Prices (and if the exact Reference Price exceeds the highest or is below the lowest Reference Price in the table, the Total Deficiency Amount shall each be extrapolated from the table by CGMI in a commercially reasonable manner).  The Total Deficiency Amount shall be rounded to the nearest 0.01.

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